Exhibit 4(c)

THE GORMAN-RUPP COMPANY 401(k) PLAN

(As Amended and Restated as of January 1, 2010)

THE GORMAN-RUPP COMPANY 401(k) PLAN

(As Amended and Restated as of January 1, 2010)

(22)	Employer Contributions	5

(23)	Employer Matching Contributions	6

(24)	Employer Matching Contributions Sub-Account	6

(25)	Employer Profit Sharing Contributions	6

(26)	Employer Profit Sharing Contributions Sub-Account	6

(27)	Employment Commencement Date	6

(28)	Employment Severance and Employment Severance Date	6

(29)	Fiduciary	6

(30)	Flo-Pak Plan	6

(31)	Flo-Pak Plan Employee Contributions	7

(32)	Flo-Pak Plan Employer Contributions	7

(33)	Flo-Pak Plan Employee Contributions Sub-Account	7

(34)	Flo-Pak Plan Employer Contributions Sub-Account	7

(35)	Former Flo-Pak Plan Member	7

(36)	Gorman-Rupp Stock	7

(37)	Gorman-Rupp Stock Fund	7

(38)	Hardship	7

(39)	Hour of Service	8

(40)	Investment Fund	8

(41)	Member	8

(42)	Named Fiduciaries	9

(43)	Normal Retirement Date	9

(44)	Period of Severance and 1-Year Period of Severance	9

(45)	Plan	10

(46)	Plan Year	10

(47)	Post-2007 Employee	10

(48)	Post-2007 Member	10

(49)	Reemployment Commencement Date	10

(50)	Restricted Employer Matching Contributions	10

(51)	Rollover Contributions	10

(52)	Rollover Contributions Sub-Account	10

(53)	Salary Reduction Agreement	10

(54)	Service and Years of Service	11

(55)	Spouse	12

(56)	Trust	12

(57)	Trust Agreement	12

(58)	Trust Fund	12

(59)	Trustee	12

(60)	Valuation Date	12

(61)	Vested Interest	12

Section 1.2	Construction	13

ARTICLE II -	ELIGIBILITY AND MEMBERSHIP	15

Section 2.1	Eligible Employee	15

Section 2.2	Commencement of Membership	15

Section 2.3	Contributing Membership	15

Section 2.4	Duration of Membership	16

Section 2.5	Former Flo-Pak Plan Member	16

ARTICLE III -	BEFORE-TAX AND ROLLOVER CONTRIBUTIONS	17

Section 3.1	Amount of Contributions	17

Section 3.2	Payments to Trustee	17

Section 3.3	Changes in Contributions	17

Section 14.3	Effect of Termination	79

Section 14.4	Prohibition on Decreasing Accrued Benefits	80

ARTICLE XV -	MISCELLANEOUS	81

Section 15.1	Spendthrift Provisions	81

Section 15.2	No Enlargement of Employment Rights	81

Section 15.3	Notices, Reports and Statements	81

Section 15.4	Action by Company	82

Section 15.5	Merger or Transfer of Assets	82

Section 15.6	Acquisitions	82

Section 15.7	Severability Provision	83

Section 15.8	Military Service	83

Section 15.9	Recovery of Overpayments	83

ARTICLE XVI -	TOP-HEAVY PLAN REQUIREMENTS	84

Section 16.1	Definitions	84

(1)	Aggregation Group	84

(2)	Compensation	84

(3)	Defined Benefit Plan	84

(4)	Defined Contribution Plan	84

(5)	Determination Date	84

(6)	Former Key Employee	84

(7)	Key Employee	84

(8)	Non-Key Employee	85

(9)	Permissive Aggregation Group	85

(10)	Required Aggregation Group	85

(11)	Top-Heavy Account Balance	86

(12)	Top-Heavy Group	86

(13)	Top-Heavy Plan	87

Section 16.2	Determination of Top-Heavy Status	87

Section 16.3	Minimum Contribution Requirement	87

Section 16.4	Coordination With Other Plans	89

THE GORMAN-RUPP COMPANY 401(k) PLAN

(As Amended and Restated as of January 1, 2010)

The Gorman-Rupp Company, an Ohio corporation, hereby amends and completely restates The Gorman-Rupp Company 401(k) Plan to read as follows effective as of January 1, 2010, except as otherwise provided herein.

ARTICLE I - DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. The following terms when used in the Plan and Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

(1) Account and Sub-Account: See Section 6.2.

(2) Act: The Employee Retirement Income Security Act of 1974, as the same has been and may be amended from time to time.

(3) Administrator or Plan Administrator: The Administrator of the Plan as defined in section 3(16)(A) of the Act and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.

(4) Automatic Salary Reduction Election: An election deemed to be made by an Eligible Employee to reduce, or to forego an increase in, his Credited Compensation by the percentage specified in Section 3.1 and to have his Employer contribute such amount to the Trust as a Before-Tax Contribution.

(5) Base Compensation: The regular rate of base compensation payable to an Employee by a Controlled Group Member for a payroll period, excluding longevity pay, overtime pay, bonuses, commissions and all other forms of compensation. Base Compensation shall be determined without regard to any reduction therein by reason of any salary reduction agreement to which the Employee is a party and which satisfies the requirements of section 401(k) or section 125 of the Code. For the purposes of this Subsection and any other Section of the Plan, for any Plan Year Base Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code) shall not be taken into account. Effective on and after January 1, 2009, the term “Base Compensation” shall also include any differential wage payments within the meaning of section 3401(h)(2) of the Code that are paid to an Employee by a Controlled Group Member. Base Compensation shall be used for the purpose of the allocation of Employer Age and Service Contributions pursuant to Section 4.6.

(6) Before-Tax Contributions: See Section 3.1.

(7) Before-Tax Contributions Sub-Account: See Section 6.2.

(8) Beneficiary: A Member’s Spouse or, if he has no Spouse or his Spouse (in the manner hereinafter described in this Subsection (8)) to the designation hereinafter provided for in this Subsection (8), such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Member, which, if he has a Spouse, includes his Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member’s sole Beneficiary), and which is filed with the Committee before the Member’s death. A Spouse’s consent required by this Subsection (8) shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a member of the Committee or by a notary public and shall be effective only with respect to such

Spouse. At any time when all the persons designated by the Member as his Beneficiary have ceased to exist, his Beneficiary shall be his Spouse or, if he does not then have a Spouse, the Member’s estate. If a Member has no Spouse and he has not made an effective Beneficiary designation pursuant to this Subsection (8), his Beneficiary shall be determined by the Committee as provided in the immediately preceding sentence. A person (or persons) designated by a Member as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Member’s Beneficiary unless the Member’s designation specifically provided to the contrary or unless the Member’s Beneficiary is his Spouse who shall have survived him, in which event any remaining payments shall be made to such Spouse’s estate unless the Member has otherwise provided and the Spouse has consented thereto as hereinabove set forth. If two or more persons designated as a Member’s Beneficiary are in existence, any action permitted or required to be taken by a Beneficiary pursuant to any provision of the Plan shall not be effective unless such action is taken by all such persons other than any contingent Beneficiary who is not entitled to any payment under the Plan until after another then existing Beneficiary ceases to exist; and if all such persons cannot agree in respect of any such action required to be taken by a Beneficiary, such action shall be taken by the Committee and shall be binding on all such persons to the extent permitted by applicable law.

(9) Code: The Internal Revenue Code of 1986, as the same has been and may be amended from time to time.

(10) Committee: The committee provided for in Article XI.

(11) Company: The Gorman-Rupp Company, an Ohio corporation.

(12) Contributing Member: See Section 2.3.

(13) Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of the Employers, are required by section 414 of the Code to be treated as if they were employed by a single employer.

(14) Controlled Group Member: Each corporation, trade and/or business that is or was a member of the Controlled Group, but only during such period as it is or was a member of the Controlled Group.

(15) Covered Employee: (a) An Employee of an Employer, excluding (i) in the case of the Company each Employee who is employed as a Student Employee by the Company and (ii) any Employee who is a “leased employee” within the meaning of section 414(n) of the Code and (b) effective as of January 1, 1992, an Employee of a foreign subsidiary of an Employer who is a U.S. citizen. For the purposes of the Plan, an Employee is employed as a Student Employee if he is employed by the Company pursuant to its interns, cooperative education, work experience or summer help programs.

(16) Credited Compensation: The total of an Employee’s compensation for services performed for a Controlled Group Member which is currently includible in gross income determined without regard to any Salary Reduction Agreement under this Plan or amounts deferred by an Employee pursuant to a salary reduction agreement entered into under section 125 of the Code. Credited Compensation shall not include any compensation paid after an Employee’s termination of employment with the Controlled Group, other than any payment of unused accrued vacation and any payment of Credited Compensation that is attributable to the payroll period in which the Employee’s termination of employment occurs. For purposes of this Subsection and any other Section of the Plan, effective as of January 1, 2002, Credited

Compensation of an Employee for any Plan Year in excess of $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code) shall not be taken into account. Effective on and after January 1, 2009, the term “Credited Compensation” shall also include any differential wage payments within the meaning of section 3401(h)(2) of the Code that are paid to an Employee by a Controlled Group Member.

(17) Eligible Employee: An Employee who satisfies the eligibility requirements for membership in the Plan set forth in Section 2.1 and is therefore eligible to make Before-Tax Contributions to the Plan.

(18) Employee: Any person who is classified by a Controlled Group Member as an employee and, to the extent required by section 414(n) of the Code, any person who is a “leased employee” of a Controlled Group Member. For purposes of this Subsection, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Controlled Group Member.

(19) Employer: The Company and any other member of the Controlled Group adopting the Plan pursuant to Section 10.1.

(20) Employer Age and Service Contributions: See Section 4.6.

(21) Employer Age and Service Contributions Sub-Account: See Section 6.2.

(22) Employer Contributions: Employer Matching Contributions (including Employer Matching Contributions made under the Plan prior to August 1, 2000), Restricted Employer Matching Contributions, Employer Profit Sharing Contributions and Employer Age and Service Contributions.

(23) Employer Matching Contributions: See Section 4.1(1).

(24) Employer Matching Contributions Sub-Account: See Section 6.2.

(25) Employer Profit Sharing Contributions: Employer Contributions made to the Trust on account of each Plan Year during the period commencing on January 1, 1984 and ending on December 31, 1988 which were credited to a Member’s Account.

(26) Employer Profit Sharing Contributions Sub-Account: See Section 6.2.

(27) Employment Commencement Date: The date on which an Employee first performs an Hour of Service for a Controlled Group Member.

(28) Employment Severance and Employment Severance Date: An Employment Severance occurs on the earlier of (a) the date on which an Employee’s employment with the Controlled Group is terminated because of his death, resignation, retirement or discharge or (b) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Controlled Group for any reason other than death, resignation, retirement or discharge; and the date on which an Employee’s Employment Severance occurs shall be referred to as his Employment Severance Date.

(29) Fiduciary: Any person, including each Named Fiduciary, who is a fiduciary as defined in section 3(21)(A) of the Act.

(30) Flo-Pak Plan: The Flo-Pak 401(k) Plan & Trust (formerly known as the Hardwick-Morrison Company, Inc. 401(k) Plan & Trust) as in effect on October 31, 2002, which was merged into the Plan effective as of November 1, 2002.

(31) Flo-Pak Plan Employee Contributions: Elective deferral contributions made to the Flo-Pak Plan by a Former Flo-Pak Plan Member.

(32) Flo-Pak Plan Employer Contributions: Employer contributions made to the Flo-Pak Plan on behalf of a Former Flo-Pak Plan Member.

(33) Flo-Pak Plan Employee Contributions Sub-Account: See Section 6.2.

(34) Flo-Pak Plan Employer Contributions Sub-Account: See Section 6.2.

(35) Former Flo-Pak Plan Member: Any person who on October 31, 2002 had amounts held in one or more accounts maintained under the Flo-Pak Plan.

(36) Gorman-Rupp Stock: Common shares, without par value, of the Company.

(37) Gorman-Rupp Stock Fund: One of the Investment Funds which shall be invested and reinvested in Gorman-Rupp Stock and in cash or cash equivalents to the extent needed for liquidity purposes.

(38) Hardship: Financial need on the part of a Member on account of:

(a) expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

(c) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Member, or the Member’s Spouse, children, or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

(d) payments necessary to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage on that residence;

(e) payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);

(f) expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need.

(39) Hour of Service: An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by one or more Controlled Group Members for the performance of duties.

(40) Investment Fund: Any of the funds established and maintained under the provisions of Section 6.1.

(41) Member: An Eligible Employee who has become or continues to be a Member of the Plan in accordance with the provisions of Article II.

(42) Named Fiduciaries: The persons designated in or pursuant to Section 12.2.

(43) Normal Retirement Date: The date on which a Member attains age 65.

(44) Period of Severance and 1-Year Period of Severance: An Employee incurs a Period of Severance on his Employment Severance Date and his Period of Severance is the period beginning on such Employment Severance Date and ending on his next following Reemployment Commencement Date; provided, however, that an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge shall not incur a Period of Severance on his Employment Severance Date if during the 12-month period commencing with such Employment Severance Date (or, if such Employment Severance occurs during a period of absence referred to in Section 1.1(28)(b), during the 12-month period commencing with the first day of such period of absence), he performs an Hour of Service for a Controlled Group Member. An Employee shall incur a 1-Year Period of Severance if he does not perform an Hour of Service during the 12-month period beginning on his Employment Severance Date. If an Employee is absent from work for any period—

(a)	by reason of the pregnancy of the Employee,

(b)	by reason of the birth of a child of the Employee,

(c)	by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(d)	for purposes of caring for any such child for a period beginning immediately following such birth or placement,

the Employee shall not, solely by reason of such absence, be considered to have incurred a Period of Severance until the expiration of the 24-month period commencing on the first day of the absence and shall incur a 1-Year Period of Severance if he does not perform an Hour of Service during the 12-month period immediately following such 24-month period.

(45) Plan: The Gorman-Rupp Company 401(k) Plan, the terms of which are herein set forth, as the same may be amended, supplemented or restated from time to time.

(46) Plan Year: A calendar year.

(47) Post-2007 Employee: An Employee whose Employment Commencement Date or Reemployment Commencement Date occurs on or after January 1, 2008, excluding any such re-employed Employee who prior to his reemployment was a participant in The Gorman-Rupp Company Retirement Plan and whose Period of Severance prior to his Reemployment Commencement Date is less than 90 days.

(48) Post-2007 Member: A Post-2007 Employee who has become and continues to be a Member pursuant to Section 2.2(2). No Employee shall become a Post-2007 Employee prior to January 1, 2008.

(49) Reemployment Commencement Date: The date following an Employee’s Period of Severance on which he again performs an Hour of Service for a Controlled Group Member.

(50) Restricted Employer Matching Contributions: Employer matching contributions made under the Plan prior to January 1, 2007 and on or after August 1, 2000.

(51) Rollover Contributions: Amounts transferred to a Member’s Account pursuant to Section 3.5 of the Plan and rollover contributions made to the Flo-Pak Plan.

(52) Rollover Contributions Sub-Account: See Section 6.2.

(53) Salary Reduction Agreement: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Credited Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

(54) Service and Years of Service: For the purposes of eligibility to receive a Employer Age and Service Contribution pursuant to Section 2.2(2) and for purposes of vesting in such Contributions, a Post-2007 Employee shall be credited with Service for the period or periods beginning with his Employment Commencement Date (or his Reemployment Commencement Date, if applicable) and ending on his next following Employment Severance Date, except that if an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge performs an Hour of Service for a Controlled Group Member during the 12 consecutive month period beginning on his Employment Severance Date, the period beginning on such Employment Severance Date and ending on the date on which he performs such Hour of Service shall be deemed to be employment with the Controlled Group; provided, however, that if such an Employee’s Employment Severance occurs by reason of his resignation, retirement or discharge during a period of absence referred to in Section 1.1(28)(b), the period beginning on his Employment Severance Date and ending on the date on which he performs such Hour of Service shall not be deemed to be employment with the Controlled Group unless such Hour of Service is performed within 12 months of the date on which such period of absence commenced. Notwithstanding the foregoing provisions of this Subsection 1.1(54), an Employee shall not be credited with Service for any period after the termination of the Plan as to him. In determining the number of an Employee’s Years of Service, all periods of his employment with the Controlled Group (whether or not consecutive) shall be aggregated on the basis that 365 days of such employment shall equal a Year of Service. Notwithstanding any other provision hereof to the contrary, an Employee on a leave of absence granted by his

Employer under rules uniformly applicable to all Employees similarly situated shall be credited with Service during the period of such leave of absence provided that the Employee returns to employment with the Employer upon the expiration of such leave of absence. Further notwithstanding any other provision of the Plan to the contrary, an Employee shall be credited with such Service not otherwise credited to him under the Plan as may be required by applicable law including, without limitation, military leave of absence for enlistment or induction into the Armed Forces of the United States.

(55) Spouse: The person to whom a Member is legally married at the specified time.

(56) Trust: The trust created by the Trust Agreement.

(57) Trust Agreement: The Trust Agreement between the Company and the Trustee providing among other things for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time, or any trust agreement superseding the same.

(58) Trust Fund: The trust estate held by the Trustee under the provisions of the Plan and Trust Agreement.

(59) Trustee: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.

(60) Valuation Date: Each day on which the New York Stock Exchange is open for trading.

(61) Vested Interest: The amount of a Member’s Account which has not previously been withdrawn by him or distributed to or for him and (a) which is derived from his Before Tax Contributions, Employer Profit Sharing Contributions, Employer Matching

Contributions, Flo-Pak Plan Employee Contributions, and Rollover Contributions, (b) which is derived from his Flo-Pak Plan Employer Contributions but only to the extent provided in Section 8.1 of the Plan, and (c) which is (i) derived from his Employer Age and Service Contributions and (ii) nonforfeitable under the following table based on his Years of Service at any particular time:

Years of Service	% of Employer Age and Service Contributions Nonforfeitable
Less than 3	0%
3	100%

Notwithstanding the foregoing, a Member shall have a 100% Vested Interest in amounts derived from his Employer Age and Service Contributions (A) upon his death while an Employee or, effective January 1, 2007, while performing “qualified military service” as defined in section 414(u)(5) of the Code, regardless of the number of Years of Service credited to such Member on the date of his death and (B) upon his Normal Retirement Date while an Employee. A Member’s Vested Interest shall be 100% vested and nonforfeitable at all times.

Section 1.2 Construction. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan shall include the feminine, the singular shall include the plural and the plural shall include the singular.

(2) Whenever the word “person” appears in the Plan, it shall refer to both natural and legal persons.

(3) Where headings have been supplied for portions of the Plan and of the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.

(4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Ohio, and all persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound and deemed to consent to their provisions.

(5) This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. This amendment and restatement is generally effective January 1, 2010. However, certain provisions of this amendment and restatement are effective as of some other date. The provisions of this amendment and restatement which are effective prior to January 1, 2010 shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

ARTICLE II - ELIGIBILITY AND MEMBERSHIP

Section 2.1 Eligible Employee. An Employee shall become an Eligible Employee under the Plan on the first date that he is a Covered Employee.

Section 2.2 Commencement of Membership. (1) For all purposes of the Plan, other than eligibility to receive an allocation of Employer Age and Service Contributions pursuant to Section 4.6, an Eligible Employee shall become a Member in the Plan by becoming a Contributing Member pursuant to an Automatic Salary Reduction Election or a Salary Reduction Agreement.

(2) For the purpose of eligibility to receive an allocation of Employer Age and Service Contributions pursuant to Section 4.6, a Covered Employee who is a Post-2007 Employee shall become a Member as of the first date following his completion of 90 days of Service, provided that he is then a Covered Employee.

Section 2.3 Contributing Membership. Any Eligible Employee who was a Contributing Member on January 2, 2006 shall continue to be a Contributing Member on January 3, 2006, unless he has elected to suspend his Before-Tax Contributions pursuant to Section 3.4. An Employee who first becomes an Eligible Employee (or again becomes an Eligible Employee after ceasing to be an Eligible Employee) on or after January 3, 2006 shall become a Contributing Member, as of the first payroll date after becoming an Eligible Employee (or as soon as administratively possible thereafter), pursuant to an Automatic Salary Reduction Election, unless such Eligible Employee affirmatively elects at least ten days before such payroll date pursuant to a Salary Reduction Agreement filed in accordance with procedures established by the Committee to have Before-Tax Contributions contributed to the Trust on his behalf, or otherwise elects in accordance with procedures established by the Committee not to have Before-Tax Contributions contributed to the Trust on his behalf. An Eligible Employee’s Salary

Reduction Agreement shall include (a) his authorization to his Employer to withhold from, or reduce, each payment of Credited Compensation made to him after the date his Salary Reduction Agreement is effective by the amount designated in such Agreement and to have his Employer pay the same amount to the Trust as Before-Tax Contributions, and (b) his direction that the Before-Tax Contributions made for him be invested in any one or more of the Investment Funds, as provided in Section 6.4.

Section 2.4 Duration of Membership. Once an Eligible Employee becomes a Member, he shall remain a Member so long as he continues to be an Employee or has an Account under the Plan, whether or not he continues to be an Eligible Employee, provided, however, that if a Member ceases to be an Eligible Employee, Before-Tax Contributions may not be made for him pursuant to Section 3.1 until he again becomes an Eligible Employee. If a Post-2007 Member ceases to be a Covered Employee, he shall continue to be a Member so long as an Account is maintained for him, but he shall cease to be a Post-2007 Member and Employer Age and Service Contributions shall not be made for him until he again becomes a Covered Employee. If a Member ceases to be an Employee and later again becomes an Employee, he shall become an Eligible Employee on the first date that he is a Covered Employee. A former Post-2007 Member who again becomes a Covered Employee shall again become a Post-2007 Member on the day he so becomes a Covered Employee.

Section 2.5 Former Flo-Pak Plan Member. A Former Flo-Pak Plan Member shall be a Member on November 1, 2002; provided, however, that if he is not an Eligible Employee on November 1, 2002, Before-Tax Contributions may not be made for him pursuant to Section 3.1, unless and until he becomes an Eligible Employee.

ARTICLE III - BEFORE-TAX AND ROLLOVER CONTRIBUTIONS

Section 3.1 Amount of Contributions. A Member who files a Salary Reduction Agreement as provided in Section 2.3 shall agree to have his Employer make Before-Tax Contributions for him to the Trust of (1) up to 15% (in 1% increments) in the case of a Member who is a “highly compensated Eligible Employee” (within the meaning of Section 5.2(3) and (2) up to 40% (in 1% increments) in the case of any other Member, of his unreduced Credited Compensation through equal percentage reductions of each payment of Credited Compensation otherwise payable to him. A Member who becomes a Contributing Member pursuant to an Automatic Salary Reduction Election as provided in Section 2.3 shall be deemed to agree to have his Employer make Before-Tax Contributions for him to the Trust of (a) 4% of his unreduced Credited Compensation in the case of a Member who is not a Post-2007 Employee, or (b) 6% of his unreduced Credited Compensation in the case of a Member who is a Post-2007 Employee, through equal percentage reductions of each payment of Credited Compensation otherwise payable to him.

Section 3.2 Payments to Trustee. Before-Tax Contributions made for a Member pursuant to his Salary Reduction Agreement shall be transmitted by his Employer to the Trustee not later than 15 business days after the end of the month in which such Contributions would otherwise have been payable to him as Credited Compensation.

Section 3.3 Changes in Contributions. The percentage of Before-Tax Contributions elected (or deemed elected) to be made by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member’s Credited Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Before-Tax Contributions effective as of the next payroll date (or as soon as administratively possible thereafter) in accordance with procedures established by the Committee.

Section 3.4 Suspension and Resumption of Contributions. A Member may suspend his Before-Tax Contributions effective as of any date in accordance with procedures established by the Committee. A Member who has suspended his Before-Tax Contributions may, in accordance with procedures established by the Committee, resume making such Before-Tax Contributions as of any payroll date if he is then an Eligible Employee and he has again enrolled pursuant to Sections 2.3 and 3.1.

Section 3.5 Rollover Contributions. The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a Rollover Contribution and part of the Trust Fund (1) all or any portion of an eligible rollover distribution (as defined in Section 8.11(3) of the Plan except that the distribution shall be from another qualified trust) that was distributed to a Member, or is transferred at the request of a Member, from a qualified trust, provided that the requirements of section 402(c) or 401(a)(31) of the Code are met or (2) the entire amount of a distribution to a Member that is attributable solely to a rollover contribution from a qualified trust and otherwise satisfies the requirements of section 408(d)(3)(A)(ii) of the Code. For purposes of this Section, the term “qualified trust” shall have the meaning ascribed to such term in Subsection 9.8(1) of the Plan. Notwithstanding the foregoing, the Plan shall not accept as a Rollover Contribution any amounts distributed from a designated Roth account (as defined in section 402A of the Code) or from a Roth IRA (as defined in section 408A of the Code).

Section 3.6 Catch-Up Before-Tax Contributions. Effective on and after January 1, 2003, all Members who have elected to make Before-Tax Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions for such Plan Year (the “Catch-Up Before-Tax Contributions”) in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however, that Catch-Up Before-Tax Contributions shall not be eligible for Employer Matching Contributions under Section 4.1(1) of the Plan and; provided, further, that Catch-Up Before-Tax Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 401(a)(30) and 415(c) of the Code (i.e., Sections 5.1(1) and 5.5(1) of the Plan, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Before-Tax Contributions. In furtherance of, but without limiting the foregoing, effective January 1, 2004, (1) the percentage limitations described in Section 3.1 shall not apply to Catch-Up Before -Tax Contributions, (2) Before-Tax Contributions made by Members eligible to make Catch-Up Before-Tax Contributions for a Plan Year which exceed (a) the percentage limits described in Section 3.1, (b) the statutory limits described in Sections 5.1 or 5.5, or (c) the limits specified by the Company pursuant to Section 5.4, shall be treated as Catch-Up Before-Tax Contributions, and (3) Catch-Up Before-Tax Contributions shall be permitted to be made pro-rata throughout the Plan Year on a payroll-by payroll basis: provided, however, that whether Before-Tax Contributions are in excess of any applicable limit and therefore shall be treated as Catch-Up Before-Tax Contributions shall be determined as of the end of the Plan Year.

ARTICLE IV - EMPLOYER CONTRIBUTIONS

Section 4.1 Amount of Employer Contributions. (1) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of each Plan Year, out of its net earnings for such Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the “Employer Matching Contributions”), in the form of cash or Gorman-Rupp Stock as determined by the Employer in its discretion, equal to (a) 40% of the first 4% of Before-Tax Contributions made during such period or Plan Year pursuant to Section 3.1 for its Employees who are not Post-2007 Employees and who are entitled to an allocation of Employer Matching Contributions for such Plan Year pursuant to Section 4.4 and (b) 50% of the first 6% of Before-Tax Contributions made during such period or Plan Year pursuant to Section 3.1 for its Employees who are Post-2007 Employees and who are entitled to an allocation of Employer Matching Contributions for such Plan Year pursuant to Section 4.4.

(2) As used in this Section, the terms “net earnings” and “accumulated earnings” shall mean the net earnings and accumulated earnings, respectively, of each Employer as determined by the auditor of such Employer in accordance with generally accepted accounting principles.

Section 4.2 Time for Making Employer Contributions. Each Employer shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month for Members who are entitled to an allocation of the Employer’s Employer Matching Contributions for such calendar month pursuant to Section 4.4. Each Employer shall make its Employer Age and Service Contributions to the Trust for Members who are entitled to such Employer Age and Service Contributions at the time prescribed in Section 4.6.

Section 4.3 Return of Employer Contributions. (1) Except as provided in Subsection (2) of this Section or in Sections 5.1(3), 5.2(5) and 5.5(4), the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.

(2) If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer if the Employer so directs within one year after the payment of such contribution. If an Employer Contribution made by an Employer which is conditioned upon the deductibility of the Contribution under section 404 of the Code (or any successor thereto) is not fully deductible under such Code section (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer if the Employer so directs within one year after the disallowance of the deduction.

(3) Earnings attributable to Employer Contributions returned to an Employer pursuant to this Section may not be returned, but losses attributable thereto shall reduce the amount to be returned.

Section 4.4 Allocation of Employer Matching Contributions. Each Employer Matching Contribution made in respect of a calendar month pursuant to Section 4.2 shall, subject to the provisions of Articles V and XVI, be allocated and credited to the Account of each Eligible Employee of the Employer for whom Before-Tax Contributions were made during such calendar month, with each such Eligible Employee being credited with a portion of such Employer’s Employer Matching Contribution equal to (1) with respect to an Eligible Employee who is not a Post-2007 Employee, 40% of the first 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month and (2) with respect to an Eligible Employee who is a Post-2007 Employee, 50% of the first 6% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month. Notwithstanding the foregoing, for purposes of this Subsection, the term “Before-Tax Contributions” shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.6).

Section 4.5 Funding Policy. To the extent such has not already been done, the Company shall determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act.

Section 4.6 Employer Age and Service Contributions. (1) Subject to the provisions of the Plan and Trust Agreement, with respect to each payroll period the Employer shall, as and to the extent it lawfully may, contribute an Employer Age and Service Contribution on behalf of its Members who are Post-2007 Members at any time during such payroll period to an Employer Age and Service Contributions Sub-Account for each such Post-2007 Member. Such Employer Age and Service Contribution for a payroll period shall be made at the end of such payroll period or on the next following payroll date thereafter. For any payroll period, the amount of such Employer Age and Service Contribution to be credited to the Employer Age and Service Contributions Sub-Account of each Post-2007 Member who is entitled to an allocation of such Contributions pursuant to the first sentence of this Section shall be a percentage of such Member’s Base Compensation for such payroll period during which he was a Post-2007 Member based on the Post-2007 Member’s applicable “Age Plus Years of Service” (as defined in Subsection (2)) for the calendar year in which occurs the payroll date on which the Employer Age and Service Contribution is made, which percentage shall be determined in accordance with the following chart:

Age Plus Years of Service Equals:	Employer Age and Service Contribution (as a % of Base Compensation)
Less than 25	2.25%
25-34	2.75%
35-44	3.25%
45-54	3.75%
55-64	4.25%
65-74	4.75%
75-84	5.00%
85 or more	5.25%

(2) For each calendar year with respect to any Employer Age and Service Contributions made on any payroll date occurring in such calendar year, a Post-2007 Member’s “Age Plus Years of Service” means the sum of (a) his age on his birthdate in such calendar year and (b) his Years of Service on the anniversary date in such calendar year of his Employment Commencement Date or Reemployment Commencement Date.

ARTICLE V - LIMITATIONS ON CONTRIBUTIONS

Section 5.1 Limitation on Deferrals. (1) Notwithstanding the foregoing provisions of Articles III and IV, and except to the extent permitted under Section 3.6 of the Plan and section 414(v) of the Code, the sum of a Member’s Before-Tax Contributions shall not, for any taxable year of such Member commencing on or after January 1, 2010, exceed $16,500 (as such amount may be adjusted for increases in the cost of living pursuant to section 402(g) of the Code). For purposes of this Section a Member’s Before Tax Contributions shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(e)(3) of the Code or to the extent includible in gross income for the taxable year under section 402A of the Code (determined without regard to section 402(g) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code), (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code, and (d) any elective contributions under section 408(p)(2)(A)(i) of the Code.

(2) In the event that the amount described in Subsection (1) of this Section is exceeded for a Member for any taxable year of such Member specified in such Subsection (1) (hereinafter called the “excess deferrals”), such excess deferrals (and any income allocable thereto through the end of the taxable year in which such excess deferrals were made, determined in accordance with Section 7.1) shall be distributed to the Member by April 1 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Committee of the portion allocated to this Plan.

(3) In the event that a portion of a Member’s Before Tax Contributions are distributed to him pursuant to Subsection (2) of this Section, Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to such Before Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions required to be made under the Plan.

Section 5.2 Limitation on Before-Tax Contributions. (1) Notwithstanding the foregoing provisions of Articles III and IV, for any Plan Year,

(a) the actual deferral percentage (as defined in Subsection (2) of this Section) for the group of highly compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for the preceding Plan Year multiplied by 1.25, or

(b) the excess of the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for the preceding Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of highly compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for the preceding Plan Year multiplied by 2.

If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of sections 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection. If any highly compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee and in the event that such arrangements have different plan years, all Before-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, cash or deferred arrangements that are not permitted to be aggregated under Treasury regulations issued under section 401(k) of the Code shall be treated as separate arrangements.

(2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any “excess deferrals” described in Section 5.1) to (b) the Eligible Employee’s Credited Compensation for such Plan Year.

(3) For the purposes of the Plan, the term “highly compensated Eligible Employee” for a particular Plan Year shall mean any Eligible Employee (a) who, during the current or the preceding Plan Year, was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code) or (b) for the preceding Plan Year, received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under section 414(q)(1)(B) of the Code. For the purposes of this Subsection, the term “compensation” shall mean an Employee’s compensation under Section 5.5(3).

(4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (plus any income and minus any loss allocable thereto through the end of the Plan Year in which such excess contributions were made, determined in accordance with Section 7.1) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such highly compensated Eligible Employee in order of the dollar amount of Before-Tax Contributions made by or on behalf of such highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions. For the purposes of this Subsection (4), the term “excess contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Before-Tax Contributions made on behalf of highly compensated Eligible Employees in order of their actual deferral percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages.

(5) In the event all or a portion of a Member’s Before Tax Contributions are distributed to him pursuant to Subsection (4) of this Section, Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to such Before Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions required to be made under the Plan.

Section 5.3 Limitation on Matching Contributions. (1) Notwithstanding the foregoing provisions of Article IV, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of highly compensated Eligible Employees (as defined in Section 5.2(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees for the preceding Plan Year or (b) the lesser of (i) 200 percent of the contribution percentage for all other Eligible Employees for the preceding Plan Year or (ii) the contribution percentage for all other Eligible Employees for the preceding Plan Year plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions, employee contributions or before-tax contributions (as defined in Section 5.1) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for the purposes of this Subsection (1). If any eligible highly compensated Eligible Employee is a participant under two or more plans of the Controlled Group to which matching contributions or employee contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1) and in the event that such plans have different plan years, all such contributions made during the Plan Year under all such plans shall be aggregated. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury regulations issued under section 401(m) of the Code shall be treated as separate plans.

(2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the sum of the Employer Matching Contributions and, at the election of the Company, any Before-Tax Contributions not taken into account for the Plan Year under Section 5.2(2), made under the Plan by or on behalf of each such Eligible Employee for such Plan Year to (b) the Eligible Employee’s Credited Compensation for such Plan Year.

(3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (plus any income and minus any loss allocable thereto through the end of the Plan Year in which such excess aggregate contributions were made, determined in accordance with Section 7.1) shall be forfeited (if forfeitable) and applied to reduce subsequent Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions required under the Plan or (if not forfeitable) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such highly compensated Eligible Employee in order of the dollar amount of Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made with respect to highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions. For the purposes of this Subsection (3), the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions actually paid to the Trust by or on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Restricted Employer Matching Contributions, or effective January 1, 2007, Employer Matching Contributions made by or on behalf of highly compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages.

(4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under Section 5.1 and (b) then determining the excess contributions under Section 5.2.

Section 5.4 Monitoring Procedures. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 5.2(1) and at least one of the contribution percentages specified in Section 5.3(1) are satisfied for each applicable Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Employer Contributions being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and Employer Contributions made thereafter for each highly compensated Eligible Employee (as defined in Section 5.2(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for highly compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or either of the contribution percentages.

(2) In order to ensure that excess deferrals (as such term is defined in Section 5.1(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made, or to be made, to the Plan for each Member during each taxable year and shall take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made, or to be made, for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 5.1(1).

(3) In applying the limitations set forth in Sections 5.2(1) and 5.3(1) the Company may, at its option, utilize such testing procedures as may be permitted under sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, subject to any applicable limitations contained in the regulations, including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified non-elective contributions or elective deferrals described in, and meeting the requirements of, Treasury regulations under sections 401(k) and 401(m) of the Code made to any other qualified plan of the Controlled Group, (c) exclusion of all Eligible Employees (other than highly compensated Eligible Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code, or (d) any permissible combination thereof.

Section 5.5 Limitation on Individual Allocations. (1) Notwithstanding any other provision of the Plan (except to the extent permitted under Section 3.6 of the Plan and section 414(v) of the Code), the maximum annual addition (as defined in Subsection (2) of this Section) to a Member’s account for any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (a) 100% of the Member’s compensation for such Plan Year or (b) $40,000 (as such amount is adjusted by the Secretary of the Treasury pursuant to section 415(d) of the Code).

(2) For the purposes of this Section, the term “annual addition” means the sum for any Plan Year of:

(a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1 but excluding Rollover Contributions) made by a member of the Controlled Group which are allocated to the Member’s account pursuant to a defined contribution plan maintained by a member of the Controlled Group,

(b) all employee contributions made by the Member to a defined contribution plan maintained by a member of the Controlled Group,

(c) all forfeitures allocated to the Member’s account pursuant to a defined contribution plan maintained by a member of the Controlled Group, and

(d) any amount attributable to medical benefits allocated to the Member’s account established under section 419A(d)(1) of the Code if the Member is or was a key-employee (as such term is defined in section 416(i) of the Code) during such Plan Year or any preceding Plan Year, and any amounts allocated after March 31, 1984, to the Member’s individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by a member of the Controlled Group.

(3) For purposes of this Section, effective on and after January 1, 2008, the term “compensation” shall include those items of remuneration specified in Treasury Regulation section 1.415(c)-2(b) (including ‘deemed section 125 compensation’ as defined in Treasury Regulation section 1.415(c)-2(g)(6)(ii)) and shall exclude those items of remuneration specified in Treasury Regulation section 1.415(c)-2(c), taking into account the timing rules specified in Treasury Regulation section 1.415(c)-2(e), but shall not include any amount in excess of the limitation under section 401(a)(17) of the Code in effect for the year. The term “compensation” as defined in the preceding sentence shall include any payments made to a Member by the later of (a) two and one-half (2-1/2) months after the date of the Member’s severance from employment with the Controlled Group or (b) the end of the limitation year that includes the date of the Member’s severance from employment with the Controlled Group, provided that such payments (i) absent a severance from employment, would have been paid to the Member if the Member had continued in employment with the Controlled Group and are regular compensation for services performed during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation, or (ii) are for unused accrued bona fide sick, vacation or other leave that the Member would have been able to use if he had continued in employment. Effective on and after January 1, 2009, the term “compensation” shall also include any differential wage payments within the meaning of section 3401(h)(2) of the Code that are paid to a Member by a Controlled Group Member.

Section 5.6 Definitions for Limitations Provisions. (1) For purposes of applying the limitations set forth in Section 5.5, all qualified defined benefit plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined contribution plan.

(2) As used in Section 5.5 and this Section 5.6, the term “Controlled Group” shall be construed in the light of sections 414(b) and 414(c) of the Code, as modified by section 415(h) of the Code.

(3) Notwithstanding any other provisions of the Plan, the limitations of section 415 of the Code are hereby incorporated by reference to the extent not described in or inconsistent with the provisions of Section 5.5 and this Section 5.6.

Section 5.7 Limitation on Employer Contributions. An Employer’s Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. For the purposes of this Section, the term “Employer Contributions” shall include Before-Tax Contributions made for an Employee of an Employer.

ARTICLE VI - INVESTMENT OF CONTRIBUTIONS

Section 6.1 Investment Funds. The Trust Fund shall be divided into Investment Funds, which shall include the Gorman-Rupp Stock Fund. The Trustee shall establish such other Investment Funds, as directed by the Committee in its discretion, which may be in addition to or in lieu of the initial Investment Funds. All Before-Tax Contributions and Employer Contributions shall be invested therein as provided in Section 6.4. Subject to applicable provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The determination of the Trustee as to whether an investment is within the category of investments which may be purchased for an Investment Fund shall be conclusive. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents pending the selection and purchase of suitable investments under each such Fund or as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, and the Trustee shall not be liable for interest on uninvested funds.

Section 6.2 Account; Sub-Account. The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub Accounts established and maintained thereunder, the amount, if any, of the Member’s (a) Before Tax Contributions, (b) Employer Profit Sharing Contributions, (c) Employer Matching Contributions, (d) Flo-Pak Plan Employee Contributions, (e) Flo-Pak Plan Employer Contributions, (f) Rollover

Contributions and (g) Employer Age and Service Contributions. The Employer Matching Contributions Sub-Account established and maintained pursuant to the preceding sentence shall include, effective January 1, 2007, amounts attributable to Restricted Employer Matching Contributions and Employer Matching Contributions made under the Plan prior to August 1, 2000. The Trustee shall also maintain separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Sections 7.1 and 7.2) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

Section 6.3 Reports. The Trustee shall cause reports to be made quarterly to each Member and to the Beneficiary of each deceased Member as to the value of his Account. In addition, the Trustee shall cause such a report to be made to each Member who (a) requests such a report in writing (provided that only one report shall be furnished a Member upon such a request in any 12-month period) or (b) terminates his employment with an Employer.

Section 6.4 Investment of Contributions. (1) Each Member shall, in accordance with procedures established by the Committee, direct that all Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 1% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member shall be invested in the Investment Fund designated by the Committee for such purpose (which Investment Fund shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations). Employer Matching Contributions made on behalf of a Member on or after January 1, 2007 shall be invested in the Gorman-Rupp Stock Fund.

(2) A Member may, in accordance with procedures established by the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made for him. In addition, a Member may, as of any Valuation Date, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account which has been invested in an Investment Fund (including any portion of his Account attributable to Employer Contributions which has been invested in the Gorman-Rupp Stock Fund), based on the value of such Account on the immediately preceding Valuation Date, to any other Investment Fund specified by him.

Section 6.5 Directions to Trustee. The Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment elections and investment change elections made under Section 6.4 and to provide funds for distributions and withdrawals pursuant to Article VIII and other provisions of the Plan.

Section 6.6 Loans to Members. (1) A Member who is an Employee or a “party in interest” within the meaning of section 3(14) of the Act may apply, in a manner prescribed by the Committee, for a loan from his Account (excluding his Employer Age and

Service Contributions Sub-Account). If the Committee determines that the Member is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account (excluding his Employer Age and Service Contributions Sub-Account). Each loan shall be charged against the Member’s Sub-Accounts (excluding his Employer Age and Service Contributions Sub-Account) in the order established by the Committee.

(2) A Member shall not be entitled to a loan under this Section unless the Member consents to (a) the use of the Member’s Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Member’s Account as provided in Subsection (6) of this Section.

(3) Each loan shall be in an amount which is not less than $1,000. A Member may have only one loan outstanding at any one time. The maximum loan to any Member (when added to the outstanding balance of all other loans to the Member from all qualified employer plans (as defined in section 72(p)(4) of the Code) of the Controlled Group) shall be an amount which does not exceed the lesser of

(a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or

(b) 50% of the value of such Member’s Account on the date on which such loan is made.

(4) For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member’s interest pro-rata from the

Investment Funds in which the Member’s Account is invested, (b) direct the Trustee to disburse such funds to the Member upon the Member’s execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member’s Account (the “Loan Account”) (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member’s promissory note, and then invested in the Investment Funds pursuant to the Member’s direction under Section 6.1.

(5) Loans made pursuant to this Section:

(a) shall be made available to all Members on a reasonable equivalent basis;

(b) shall not be made available to highly compensated Eligible Employees in a percentage amount greater than the percentage amount made available to other Members;

(c) shall be secured by the Member’s Loan Account; and

(d) shall be evidenced by a promissory note and security agreement executed by the Member which provides for:

(i) the security referred to in paragraph (c) of this Subsection;

(ii) a rate of interest determined by the Committee in accordance with applicable law;

(iii) repayment within a specified period of time, which shall not extend beyond five years unless the loan is used for the purchase of the Member’s principal residence;

(iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and

(v) for such other terms and conditions as the Committee shall determine, which shall include provision that:

(A) with respect to a Member who is an Employee, the loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Company payroll through which the Member is paid cannot accommodate such deductions;

(B) the loan shall be prepayable in whole at any time without penalty; and

(C) the loan shall be in default and become immediately due and payable upon the first to occur of the following events:

(I) the Member’s failure to make a required payment on the promissory note, which payment remains unpaid through the end of the calendar quarter following the calendar quarter in which such payment was due;

(II) in the case of a Member who is not an Employee, distribution of his Account; or

(III) the death, retirement or termination of employment of a Member or the occurrence of any other event permitting distribution of any portion of the Member’s Account (other than a withdrawal on account of Hardship as permitted under Section 8.6).

(6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Member’s Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be deemed to be distributed to the Member at the time of default and shall be satisfied by deduction from the Member’s Loan Account, as follows:

(a) in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of Article VIII, other than a withdrawal on account of Hardship under Section 8.6, or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VIII, other than a withdrawal on account of Hardship under Section 8.6, or by order of a court; or

(b) in the case of any other Member, immediately upon such default.

ARTICLE VII - MAINTENANCE AND VALUATION

OF MEMBERS’ ACCOUNTS

Section 7.1 Valuation of Investment Funds. (1) The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee’s determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.

(2) The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, income or other earnings accrued but not collected during such period and expenses incurred but not paid during such period shall not be counted, and the transfer of funds to or from an Investment Fund pursuant to Section 6.4 or Section 9.8, Before-Tax Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

(3) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such

Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), Before-Tax Contributions and Employer Contributions to the Trust during or on account of a Plan Year shall be deemed to have been made and allocated to the Accounts of Members on the first day following the close of such Year. However, the Committee may adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, distributions from or other debits to the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.

Section 7.2 Procedures in Making Allocations and Corrections. In computing the allocation of Employer Contributions and of the net gain or loss of each Investment Fund, computations shall be made to four decimal places unless the Committee determines that a different number of decimal places should be used. In computing the amounts to be allocated and credited or debited to the Accounts of Members or Beneficiaries, computations shall be made to the nearest cent or, in the discretion of the Committee, to the last full cent, ten cents or dollar, and any resulting excess or deficiency shall either be treated as general earnings or expenses of the Fund or be used to correct errors in determining or making any debits or credits to the Accounts of Members or Beneficiaries, all as determined by the Committee in its discretion. Errors in determining or making any credits or debits to Accounts may be adjusted in such manner as the Committee and the Trustee deem to be fair and feasible, including, but not limited to, the recomputation of the credits or debits in question, the addition of adjustments to the income or expenses of an Investment Fund or the making of adjustments as provided in the preceding sentence. The Trustee need not delay distributions because of the possibility of such recomputations and adjustments, and, to the extent permitted by applicable law, neither the Trustee, any Employer nor the Committee (either as a committee or as individuals) shall be liable for any overpayment made by the Trustee in reliance upon the amounts of the Accounts of Members or Beneficiaries as reflected at the time of such distribution in the record of such Accounts maintained by the Trustee as provided in Section 6.2.

Section 7.3 Registration and Voting of Gorman-Rupp Stock. All shares of Gorman-Rupp Stock acquired by the Trustee shall be held in the possession of the Trustee or in a depository until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of its stockholders, the Company shall cause to be sent to each Member and Beneficiary of a deceased Member who has Gorman-Rupp Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Gorman-Rupp Stock (including fractional shares) allocated to such Member’s Account. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received from individual Members and Beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person including officers or Employees of the Company. To the extent a Member or Beneficiary does not direct the Trustee in whole or in part with respect to the exercise of voting rights arising under Gorman-Rupp Stock allocated to his Account, such voting rights shall not be exercised by the Trustee.

Section 7.4 Tender or Sale of Gorman-Rupp Stock. (1) Except to the extent necessary to give effect to investment elections and investment change elections made under Section 6.4 and to make distributions or withdrawals from the Plan as provided in Article VIII or except as otherwise expressly provided in the Plan or the Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Gorman Rupp Stock held by it under the Plan. In the event the Committee determines that a tender offer for shares of Gorman-Rupp Stock has commenced, then, notwithstanding any other provision of the Plan or Trust Agreement, the following provisions of this Section shall become applicable.

(2) In the event it is determined that an offer described in Subsection (1) of this Section has commenced, the Trustee shall cause to be sent to each Member and Beneficiary of a deceased Member who, on the effective date of such offer or at any time during the effective period of such offer, has Gorman-Rupp Stock allocated to his Account all pertinent information in respect of such offer, including all the terms and conditions thereof, together with a form prescribed by the Trustee pursuant to which each such Member and Beneficiary may direct the Trustee to tender or sell pursuant to such offer all or part of the shares of Gorman-Rupp Stock so allocated to his Account. The Trustee shall tender or sell only those shares of Gorman-Rupp Stock as to which valid and timely directions to tender or sell are received and not validly and timely revoked, and all other shares of Gorman-Rupp Stock held under the Plan shall continue to be held by the Trustee. If in the course of an offer described in Subsection (1) of this Section there shall arise any issue on which Members or Beneficiaries of deceased Members who have directed the tender or sale of shares of Gorman-Rupp Stock are required or have an opportunity to alter their circumstances (including but not limited to an opportunity to withdraw shares of

Gorman-Rupp Stock previously tendered and an opportunity to tender shares of Gorman-Rupp Stock in a competing offer), the Trustee shall, in accordance with the foregoing provisions of this Subsection (2) and to the extent reasonably practicable, solicit the directions of such Members and Beneficiaries with respect to each such issue and act in response to such directions. The instructions received by the Trustee from Members or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or any Employer, except as otherwise required by law.

(3) Funds received in exchange for tendered shares of Gorman-Rupp Stock shall be used by the Trustee to purchase Gorman-Rupp Stock (or other employer securities within the meaning of section 407(d) of the Act) as soon as practicable. In the interim, the Trustee shall invest such funds in short-term investments permitted under the Trust Agreement.

(4) Any decision by a Member or Beneficiary to tender (or not tender) or to sell (or not sell) pursuant to Subsection (2) of this Section shall constitute an exercise of control over the assets in his Account by such Member or Beneficiary within the meaning of section 404(c) of the Act, and each Member or Beneficiary who so exercises such control shall by such exercise release and agree, on his behalf and on the behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, the Employers and the Committee from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney’s fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

ARTICLE VIII - VESTING, DISTRIBUTIONS AND WITHDRAWALS

Section 8.1 Nonforfeitable Member Interests. (1) Each Member’s Vested Interest in his Account, other than his interest in his Flo-Pak Plan Employer Contributions Sub-Account, shall be distributed and withdrawn only as provided in the following Sections of this Article.

(2) Each Member who is a Former Flo-Pak Plan Member shall have a 100% vested and nonforfeitable interest in his Flo-Pak Plan Employer Contributions Sub-Account, which shall be distributed and withdrawn only as provided in the following Sections of this Article.

(3) If a former participant in the Flo-Pak Plan who forfeited all or a portion of his interest under the Flo-Pak Plan on account of a distribution or deemed distribution to him from the Flo-Pak Plan becomes an Eligible Employee under this Plan, such former participant shall have the right to repay to the Plan the full amount of the distribution attributable to employer contributions on or before the earlier of the date such participant incurs five consecutive one-year “Breaks in Service” (as defined in the Flo-Pak Plan) following the date of distribution or five years after the first date on which such participant is subsequently reemployed. If a former participant under the Flo-Pak Plan who received a deemed distribution from the Flo-Pak Plan is reemployed as an Eligible Employee prior to incurring five consecutive one-year “Breaks in Service” (as defined in the Flo-Pak Plan), such former participant will be deemed to have immediately repaid such distribution to the Plan. In the event of a repayment as described in this Subsection, an Account shall be established for such Former Flo-Pak Plan Member or such former participant with a value equal to such participant’s account attributable to employer contributions at the time the distribution or deemed distribution was made. The sources for such restoration shall, in the discretion of the Employer, be income or gain to the Plan, forfeitures or Employer Contributions.

(4) Notwithstanding any provision of the Flo-Pak Plan, any forfeitures arising under the provisions of the Flo-Pak Plan shall be applied to reduce Employer Contributions under this Plan.

Section 8.2 Distributions on Death While an Employee. If a Member dies while in the employ of a Controlled Group Member or, effective January 1, 2007, while performing “qualified military service” as defined in section 414(u)(5) of the Code, his entire Account shall be paid to the Member’s Beneficiary in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Beneficiary, within 60 days after the date of such Member’s death.

Section 8.3 Distributions on Other Employment Severance. (1) If a Member’s Employment Severance occurs other than by reason of his death, the entire Vested Interest in his Account shall be paid to him in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Member, at the time provided in Subsection (3) of this Section.

(2) If a Member incurs an Employment Severance at a time when he does not have a 100% Vested Interest in his Employer Age and Service Contributions Sub-Account (if any), he shall, as of the earlier of (a) the Valuation Date used in respect of the payment (or deemed payment) of his Vested Interest in his Account or (b) the Valuation Date coinciding with or next following the date on which he incurs 5 consecutive 1-Year Periods of Severance, forfeit his Employer Age and Service Contributions Sub-Account, and the amount so forfeited shall be used to reduce Employer Contributions under this Plan.

(3) Notwithstanding any other provision of the Plan, if the value of a Member’s Vested Interest in his Account is $5,000 or less, distribution of his Vested Interest shall be made as soon as practicable after the date of his Employment Severance. If the value of a Member’s Vested Interest in his Account exceeds $5,000, distribution of such Vested Interest shall not be made prior to the Member’s attainment of age 70 without his written request. If a lump sum payable to a Member pursuant to this Section 8.3 exceeds $1,000 but does not exceed $5,000, and the Member does not elect, within such period and in accordance with such procedures as the Administrator shall prescribe, to have the lump sum paid directly to an “eligible retirement plan” in a direct rollover as provided in Section 8.11 or to receive the lump sum directly, the Administrator shall cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Administrator. If the value of a Member’s Vested Interest in his Account is zero, such Vested Interest shall be deemed to have been distributed to the Member pursuant to this Subsection.

(4) If a Member forfeits his Employer Age and Service Contributions Sub-Account, as provided in Subsection (2) of this Section, and he is subsequently rehired by a Controlled Group member after he has incurred 5 consecutive 1-Year Periods of Severance, his Years of Service after such rehire shall have no effect on the amount of such forfeiture, but if his Vested Interest was paid (or deemed paid) to him pursuant to this Section, he is rehired before he incurs 5 consecutive 1-Year Periods of Severance and he repays to the Trust, not later than the earlier of (a) the end of the 5 year period beginning with his date of rehire or (b) the close of the first period of 5 consecutive 1-Year Periods of Severance incurred by him after such payment of his Vested Interest, an amount equal to such payment, (i) his Years of Service to which such payment related shall be reinstated for all purposes of the Plan, (ii) his Years of Service after such rehire shall be counted for all purposes of the Plan and (iii) the amount of his Employer Age and Service Contributions Sub-Account shall be restored, as of the date of such repayment, to an amount which is not less than the amount determined to be forfeited under Subsection (2) of this Section, unadjusted by any subsequent gains or losses to the Trust. If the payment of the Member’s Vested Interest was a deemed payment under this Section, for purposes of the preceding sentence the Member shall be deemed to have repaid such payment to the Trust on the date of his rehire. Any amount required to restore the Member’s Employer Age and Service Contributions Sub-Account shall be deducted from the forfeitures for the taxable year in which the Member makes such repayment and, to the extent such forfeitures are not sufficient, the Employer’s contributions shall be increased.

Section 8.4 Distributions on Death after Employment Severance . If a Member dies after his Employment Severance Date and before his entire Vested Interest has been paid to him, the balance of his Vested Interest shall be paid to his Beneficiary as provided in Section 8.3.

Section 8.5 Time of Distribution. Effective as of January 1, 1997 and subject to the provisions of Section 8.6, the distribution of a Member’s Vested Interest in his Account shall occur as provided in the preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Member attains age 70, (2) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (3) the date of the Member’s termination of employment with the Controlled Group; provided, however, that (a) a distribution to a Member pursuant to Section 8.3 shall be made not later than the time provided in the following sentences of this Section and (b) a distribution to a Beneficiary pursuant to Sections 8.2 and 8.4 shall be made within five years after the Member’s death. Notwithstanding any other provision of the

Plan, to the extent required under section 401(a)(9) of the Code, the entire Vested Interest of the Account of a Member who is a 5-percent owner (as defined in section 416 of the Code) or who attains age 70 1⁄2 prior to January 1, 1999 shall be distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the calendar year in which he attains age 70 1⁄2 (whether or not his employment with the Controlled Group has terminated) and, with respect to such Members who are Employees, on December 31 of such year and each succeeding year. In addition, the entire Vested Interest of the Account of any other Member shall be distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the later of (I) the calendar year in which he attains age 70 1⁄2 or (II) the calendar year of his termination of employment; provided, however, that a Member who attains age 70 1⁄2 while an Employee may elect to have his Vested Interest in his Account distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), on the April 1 of the calendar year following the calendar year in which he attains age 70 1⁄2. For purposes of this Section, distributions elected to be made in accordance with section 401(a)(9) of the Code shall be made in accordance with the provisions of Section 8.14.

Section 8.6 Withdrawal on Hardship. (1) Pursuant to procedures prescribed by the Committee, effect as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Rollover Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

(2) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

(3) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-Account and his Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account, if any, as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

(4) Pursuant to the procedures prescribed by the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Rollover Contributions Sub-Account, his entire Employer Profit Sharing Contributions Sub-Account and his entire Employer Matching Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Before-Tax Contributions Sub-Account (except any earnings allocated thereto) as is necessary to alleviate such Hardship (as determined under Subsection (5) of this Section).

(5) For purposes of this Plan, a withdrawal will be treated as being necessary to alleviate such Hardship only if (a) the withdrawal does not exceed the amount necessary to meet such financial needs (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); (b) the Member has obtained all distributions, other than hardship withdrawals, and all nontaxable (at the time of the loan) loans currently available under the Plan and any other plan maintained by any Employer; and (c) the Member’s Before-Tax Contributions (or any comparable contributions to any other plan maintained by any Employer) are suspended for a period of 6 months following receipt of the Hardship withdrawal. For purposes of the preceding sentence, the phrase “any other plan maintained by any Employer” means any other qualified or nonqualified deferred compensation plan maintained by any Employer, including a stock option, stock purchase or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125 of the Code (other than mandatory employee contributions under a welfare or pension plan), and such phrase shall be interpreted in a manner consistent with Treasury regulations issued under section 401(k) of the Code.

(6) Notwithstanding any other provision of the Plan to the contrary, (a) a Former Flo-Pak Plan Member may not withdraw any amounts held in his Flo-Pak Plan Employee Contributions Sub-Account or his Flo-Pak Plan Employer Contributions Sub-Account on account of a Hardship and (b) a Post-2007 Member may not withdraw any amounts in his Employer Age and Service Contributions Sub-Account on account of a Hardship.

Section 8.7 Other Withdrawals. (1) A Member, who is an Employee and who is at least age 59 1⁄2, may withdraw from the Plan all or any part of his Vested Interest in his Account (excluding his Employer Age and Service Contributions Sub-Account); provided, however, that any such withdrawal shall be in an amount not less than $1,000, or if the Vested Interest in his Account balance is less than $1,000, the entire Vested Interest in his Account balance. Any such withdrawal shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Committee, and shall be made pro-rata from the Member’s Sub Accounts (excluding his Employer Age and Service Contributions Sub-Account).

(2) A Member may withdraw from the Plan all or any part of his Rollover Contributions Sub-Account; provided, however, that any such withdrawal shall be in an amount not less than such minimum amount as the Committee may establish to facilitate administration of the Plan.

Section 8.8 Order of Distributions and Withdrawals. In the event a distribution or withdrawal is to be made from the Trust Fund pursuant to any provision of the Plan or Trust Agreement and is necessary to liquidate part (but not all) of the Member’s Account which is invested in more than one Investment Fund, such distribution or withdrawal will be taken pro-rata from the Investment Funds in which the Member’s Account is invested.

Section 8.9 Facility of Payment. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental, or legal incompetence, the Committee, in its discretion, may cause any payment due to him hereunder, for which prior claim has been made by a duly qualified guardian or other legal representative, to be paid to the individual or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary. Any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

Section 8.10 Duplication of Benefits. To the extent permitted by law and except as otherwise provided in the Plan, benefits under this Plan shall be in addition to benefits provided under any other employee pension benefit plan (as such term is defined in section 3(2) of the Act) which is now or hereafter adopted or maintained by any member of the Controlled Group.

Section 8.11 Transfers of Eligible Rollover Distributions. (1) If a Member, Spouse or, effective as of January 1, 2007, any other Beneficiary who is a designated beneficiary within the meaning of section 401(a)(9)(E) of the Code is eligible to receive a distribution from the Plan that constitutes an “eligible rollover distribution” (as defined in Subsection (3) of this Section) and the Member, Spouse or other Beneficiary elects to have all or a portion of such distribution paid directly to an “eligible retirement plan” (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Member, Spouse or other Beneficiary may not elect a direct rollover of a portion of an eligible rollover distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Member, Spouse or other Beneficiary. Notwithstanding the preceding provisions of this Section, a direct rollover of an eligible rollover distribution shall not be made if a Member’s, Spouse’s or other Beneficiary’s eligible rollover distributions for a Plan Year are reasonably expected to total less than $200. Unless otherwise specifically provided herein, for purposes of this Section, the term “Spouse” shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

(2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Not earlier than 180 days or later than 30 days before the payment of an eligible rollover distribution (or such other time as is prescribed by Treasury regulations or rulings), the Company shall provide a written notice to the Member, Spouse or other Beneficiary describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code.

(3) For purposes of the Plan, the term “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any withdrawal on account of Hardship and (e) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term “eligible retirement plan” means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, effective January 1, 2008 a Roth IRA described in section 408A(b) of the Code, or any other type of plan that is included within the definition of “eligible retirement plan” under section 401(a)(31)(E) of the Code. The term “eligible retirement plan” as defined in this Section shall also apply in the case of a distribution paid to a Spouse after a Member’s death, or to a Spouse or former Spouse who is an alternate payee. Notwithstanding the foregoing, with respect to a Beneficiary who is not a Member’s Spouse and who is eligible to elect a direct rollover as provided in this Section 8.11, an “eligible retirement plan” shall mean only an individual retirement account or annuity described in section 408 of the Code.

Section 8.12 Distribution of Gorman-Rupp Stock. Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution under Section 8.2, 8.3 or 8.4 or a withdrawal under Section 8.7 (but not Section 8.6) may elect to receive that portion of his distribution which is attributable to his interest in the Gorman-Rupp Stock Fund in the form of whole shares of Gorman-Rupp Stock and cash with respect to the remainder of his interest in such Fund.

Section 8.13 Distributions Pursuant to a QDRO. If a qualified domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member’s Vested Interest in his Account that is payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Vested Interest in his Account so payable shall be valued as of the Valuation Date coinciding with or next following the date specified in such order.

Section 8.14 Distributions Pursuant to Section 401(a)(9) of the Code.

(1) Definitions. For the purposes of this Section, the following terms, when used with initial capital letters, shall have the following respective meanings:

(a) Designated Beneficiary: The person who is designated as the Beneficiary (as defined in Section 1.1(8)) and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(b) Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b) of Subsection (3) below. The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c) Life Expectancy: Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Member’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year. For purposes of this paragraph and this Section 8.14, any reference to “Account balance” or a “Member’s Account balance” shall mean only the Member’s Vested Interest in his Account balance.

(e) Required Beginning Date: The applicable date specified in Subsection (3) below.

(2) General Rules. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan shall be made in accordance with this Section and the Treasury Regulations issued under section 401(a)(9) of the Code, provided that this Section and such Treasury Regulations shall override the other distribution provisions of the Plan only to the extent required by the provisions of section 401(a)(9) of the Code and such Treasury Regulations.

(3) Time of Distribution. (a) The Member’s entire Vested Interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date. Except as described in paragraph (b) below, the Required Beginning Date of a Member who is a 5% owner (as defined in section 416 of the Code) shall be the April 1 of the calendar year following the calendar year he attains age 70 1⁄2 and the Required Beginning Date of any other Member shall be the April 1 of the calendar year following the later of (i) the calendar year he terminates employment or (ii) the calendar year he attains age 70 1⁄2. Notwithstanding the foregoing, a Member who is not a 5% owner may elect to have his entire Vested Interest distributed, or begin to be distributed, by the April 1 of the year following his attainment of age 70 1⁄2.

(b) If the Member dies before distributions begin, the Member’s entire Vested Interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1⁄2, if later.

(ii) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire Vested Interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member, but before distributions to the surviving Spouse begin, this paragraph (b), other than subparagraph (i) above, will apply as if the surviving Spouse were the Member.

(c) For purposes of this Section, unless subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the Member’s Required Beginning Date. If subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (i) of paragraph (b) above.

(d) Notwithstanding the foregoing, if a Member dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Member or the Beneficiary elects, on an individual basis, that the Member’s entire Vested Interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death; provided, however, that if the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member, but before distributions to either the Member of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member. The election provided in this paragraph (d) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.

(4) Required Minimum Distributions During Member’s Lifetime. (a) During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(ii) if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(b) Required minimum distributions will be determined under this Subsection (4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(5) Required Minimum Distributions After Member’s Death.

(a) Death on or after date distributions begin:

(i) If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(A) The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B) If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(ii) If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b) Death before date distributions begin:

(i) If the Member dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in paragraph (d) of Subsection (3) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in paragraph (a) above.

(ii) If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire Vested Interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iii) If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (i) of Subsection (3)(b) above, this paragraph (b) will apply as if the surviving Spouse were the Member.

(6) Waiver for 2009 Plan Year. Notwithstanding any provision of this Section 8.14 or the Plan to the contrary:

(a) Subject to Subsection (6)(b), a Member or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”) and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s Designated Beneficiary or for a period of at least 10 years, will receive those distributions for 2009 unless the Member or Beneficiary chooses not to receive such distributions. Member and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

(b) Notwithstanding the provisions of Subsection (6)(a), a Member or Beneficiary whose first required minimum distribution is a 2009 RMD that would have been required to be distributed but for the enactment of section 401(a)(9)(H) of the Code and who would have satisfied the requirement to receive minimum required distributions for 2009 by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s Designated Beneficiary or for a period of at least 10 years, will not receive those distributions for 2009, unless the Member or Beneficiary chooses to receive such distributions. Members and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

(c) For purposes of this Subsection (6), a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to section 401(a)(9)(H) of the Code.

ARTICLE IX - ADMINISTRATION OF THE TRUST FUND

Section 9.1 Appointment of Trustee. The Company has appointed the Trustee to act under the Plan and has executed the Trust Agreement with such Trustee. The Company may, without the consent of any Member, other Employer or other person, execute amendments to such Trust Agreement, execute such further agreements as it in its sole discretion may deem necessary or desirable to carry out the Plan, or at any time, upon 30 days written notice, remove the Trustee and appoint a successor.

Section 9.2 Duties of Trustee. The Trustee shall invest Before-Tax Contributions and Employer Contributions paid to it and earnings thereon in accordance with the Plan and Trust Agreement. The Trustee shall also establish and maintain separate Accounts for each Member in accordance with Articles IV, VI and VII. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan or Trust Agreement and shall be subject to all of the duties imposed upon it by the Plan and Trust Agreement. The Trustee Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, approves the Trust Agreement and authorizes the Company to execute any amendment or supplement thereto in its behalf.

Section 9.3 The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall from time to time make payments and distributions from the Trust Fund as provided in the Plan.

Section 9.4 No Guarantee Against Loss. Neither the Trustee nor any Employer nor the Committee nor any member of the Committee in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.

Section 9.5 Payment of Benefits. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund and in accordance with instructions given to the Trustee by the Committee pursuant to the terms of the Plan, and neither any Employer nor the Trustee nor the Committee nor any member of the Committee shall be otherwise liable for any benefits payable under the Plan.

Section 9.6 Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company. Such compensation and the expenses of the Trustee and other expenses necessary for the proper administration of the Plan and Trust, including without limitation, costs incident to the purchase and sale of securities, such as brokerage fees, commissions and transfer taxes, shall be paid by the Trustee from the Trust Fund, except that the Employers may, in their sole discretion, pay all or any part of such compensation and expenses. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Member or Beneficiary of a Member shall be paid by the Member or the Beneficiary, respectively.

Section 9.7 No Diversion of Trust Fund. Except as provided in Sections 4.3(2), 5.1(3), 5.2(5), 5.5(4) and 9.6, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

Section 9.8 Transfer to this Plan from Other Plans. (1) The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Member all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Member was a participant, which meets the requirements of sections 401(a) and 501(a) of the Code (“a qualified trust”) and which is not subject to the survivor annuity requirements of section 401(a)(11) of the Code. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have the authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section.

(2) Cash or other property transferred to the Trustee pursuant to Subsection (1) of this Section shall be allocated to such Investment Fund(s) (including a new Investment Fund or Investment Funds established and maintained by the Trustee) as the Trustee shall determine.

(3) Notwithstanding the preceding provisions of this Section, the Trustee shall at the direction of the Committee receive and thereafter hold and administer as part of the Trust Fund all cash or other property which may be transferred to it from the Flo-Pak Plan as a consequence of the merger of the Flo-Pak Plan into the Plan. With respect to a transfer described in the preceding sentence, (a) the transferred amounts shall be allocated to Flo-Pak Plan Employee Contributions Sub-Accounts or Flo-Pak Plan Employer Contributions Sub-Accounts, as applicable, and shall be invested in the Investment Funds in accordance with procedures established by the Committee, and (b) the provisions of section 411(d)(6) of the Code shall be satisfied with respect to the transferred amounts. A Member who has such amounts transferred to the Plan on his behalf may elect to transfer all or a portion of such amounts that have been invested in an Investment Fund or Funds to any other Investment Fund or Funds at the time and in the manner provided in Section 6.4(2).

ARTICLE X - ADOPTION OF THE PLAN BY OTHER EMPLOYERS

Section 10.1 Adoption. Any member of the Controlled Group may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption on the order of its Board of Directors and filing a copy thereof with the Company and the Trustee, and such instrument shall (subject to such terms and conditions as the Company may require or approve) become incorporated in the Plan by reference.

Section 10.2 Withdrawal of Employer. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan, and such withdrawal shall constitute a termination of the Plan as to it, but amendments to the Plan (except those made pursuant to Sections 10.1 and 10.3) may be made only by the Company. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its Board of Directors and filed with the Company, the Committee and the Trustee. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 14.1, such Employer shall cease to be an Employer and, as soon as practicable after such withdrawal or termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member’s employment with the Controlled Group had terminated.

Section 10.3 Withdrawal of Employee Group. Any Employer may elect to withdraw from the Plan any designated group of its Employees while continuing to include another group or other groups of its Employees within the Plan, and any such withdrawal shall constitute a termination of the Plan as to the Employees to which it is applicable. Any such withdrawal of a designated group of Employees shall be expressed in an instrument executed by the Employer on the order of its Board of Directors and filed with the Company (if the Employer making such withdrawal is not the Company), the Committee and the Trustee. In the event of such a withdrawal by an Employer or in the event the Plan is terminated by the Company as to a group of Employees of another Employer pursuant to Section 14.1, the Trustee shall, as soon as practicable after such withdrawal or termination, make distribution (if such distribution is permitted by applicable law) pursuant to Section 8.3 to Members affected by such withdrawal or termination as if each such Member’s employment with the Controlled Group had terminated.

ARTICLE XI - THE COMMITTEE

Section 11.1 Appointment of Committee. The President of the Company shall appoint a Committee of at least three persons (who may or may not be Members) to administer the Plan, shall fill vacancies whenever necessary to maintain three members serving on the Committee, shall designate the Chairman of the Committee and from time to time may remove members from the Committee and add members thereto. The Company shall certify the number and names of the members of the Committee to the Trustee, which may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Committee.

Section 11.2 Formalities of Committee Action. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum and all decisions and determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at the meeting duly called and held. The Committee may authorize any one member to sign documents on behalf of the Committee in order to give evidence with respect to action taken by the Committee. The Committee may appoint a Secretary who need not be a member of the Committee and who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it deems advisable.

Section 11.3 Plan Interpretation and Findings of Fact. The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Members and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee): (1) to resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual’s entitlement to become a Member, and (2) to determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto). All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article XIII. The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.

Section 11.4 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Members and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

Section 11.5 Assistance. The Committee may employ or retain such clerical, legal, accounting, investment or other assistance as it deems necessary or advisable for the proper administration of the Plan and Trust Fund.

Section 11.6 Uniform Administration of Plan. All action taken by the Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

ARTICLE XII - ADMINISTRATION OF THE PLAN

AND FIDUCIARY RESPONSIBILITY

Section 12.1 Responsibility for Administration. Except to the extent that particular responsibilities are assigned to other Fiduciaries pursuant to the Trust Agreement or some other Section of the Plan, the Company (as the Plan Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have such powers, duties, responsibilities and authorities as shall be conferred upon him or delegated to him pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund if, pursuant to the Plan and/or Trust Agreement, he is assigned or delegated any multiple fiduciary capacities.

Section 12.2 Named Fiduciaries. For purposes of the Plan, the Named Fiduciaries shall be the Company, the Committee and the Trustee. The Company may, by an instrument authorized and signed by the President of the Company, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 12.3) which relate to the administration of the Plan or the Trust Fund, provided such designee accepts such designation. Such a designation may be terminated at any time by written notice from the President of the Company to the designee or by written notice from the designee to such President.

Section 12.3 Delegation of Fiduciary Responsibilities. (1) The Company or Committee may delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund, other than trustee responsibilities (as defined in section 405(c) of the Act) assigned to the Trustee by the Trustee Agreement or some other Section of the Plan. However, no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the Company) pursuant to the Trust Agreement or some other Section of the Plan shall be so delegated without the written consent of such Fiduciary.

(2) Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed by the delegator, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specifically designate the powers, functions, duties and responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the delegator and the delegatee and (e) may be revoked (in whole or in part) at any time by written notice (i) from the delegator delivered to the delegatee or (ii) from the delegatee delivered to the delegator.

Section 12.4 Immunities. Except as otherwise provided in Section 12.5 or by applicable law, (a) no Fiduciary shall have the obligation to discharge any duty, function or responsibility which is specifically assigned to another Fiduciary or Fiduciaries by the terms of the Plan or the Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or in the Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence, bad faith or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or in his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; (e) each Employer and each officer or director thereof, Employees, the Committee and each member thereof, and any other person(s) to whom the Company delegates (or the Plan or the Trust Agreement assigns) any duty with respect to the Plan or Trust Fund, may rely and shall be fully protected in acting in good faith (i) upon the advice of counsel (who may be of counsel for an Employer or another Fiduciary), (ii) upon the records of a member of the Controlled Group, (iii) upon the opinion, certificate, valuation, report, recommendation or determination (A) of the auditor selected by an Employer or of the Trustee or (B) of any person employed by the Trustee to render advice with regard to any responsibility the Trustee has under the Plan or Trust Agreement and (iv) upon any certificate, statement or other representation made by or any information furnished by an Employee, a Member, a Beneficiary or the Trustee and (f) the Committee and its members shall not be required to make inquiry into the propriety of any action by an Employer or the Trustee.

Section 12.5 Limitation on Exculpatory Provisions. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve or have the effect of relieving any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title I of the Act.

Section 12.6 Plan Conversions. Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Administrator, the Administrator may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Member’s right to change his contribution election, a Member’s right to change his investment election and a Member’s right to borrow or withdraw from his Account or obtain a distribution from his Account.

ARTICLE XIII - CLAIMS PROCEDURES

Section 13.1 Method of Filing Claim. Any Member or Beneficiary who thinks that he is entitled to have received a distribution under the Plan or the Trust Agreement which he has not received or that the amounts credited to his Account are inaccurate may file with any member of the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to such a Committee member.

Section 13.2 Notification by Committee. If the claim is wholly or partially denied by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if the Committee determines that special circumstances require an extension of time for processing the claim and if written notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall (a) state the specific reason(s) for the adverse benefit determination, (b) make reference(s) to the specific provisions of the Plan and/or Trust Agreement on which the determination was based, (c) contain a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) contain a description of the Plan’s review procedures under Section 13.3 and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Act following an adverse benefit determination on review.

Section 13.3 Review Procedure. Within six months after receipt of a notification of an adverse benefit determination, the claimant or his duly authorized representative may appeal such denial by filing with any officer of the Company a written request for a review of the claimant’s claim. If such an appeal is so filed within six months, a Named Fiduciary designated by the Company shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with (a) the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and (b) reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant’s claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Named Fiduciary shall mail or deliver to the claimant written notice of the benefit determination on review within a reasonable period of time, but not later than 60 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Named Fiduciary determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision on review, and shall be furnished prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. In the case of an adverse benefit determination on review, the notice of the determination shall be written in a manner calculated to be understood by the claimant, shall (a) state the specific reason(s) for the adverse benefit determination, (b) make reference(s) to the specific provisions of the Plan and/or Trust Agreement on which the determination was based, (c) contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (d) contain a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures and a statement of the claimant’s right to bring an action under section 502(a) of the Act. To the extent permitted by applicable law, the determination on review shall be final and binding on all interested persons. The Named Fiduciary shall have the same authorities to interpret the Plan and make factual findings as are granted to the Committee under Section 11.3.

ARTICLE XIV - AMENDMENT, SUSPENSION OR TERMINATION

Section 14.1 Right to Amend, Suspend or Terminate. Subject to the limitations of Section 9.7, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to amend the Plan, in whole or in part, and (b) to suspend Employer Contributions to the Plan and (c) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries. No such amendment, suspension or termination shall decrease the amount to be contributed by the Employers on account of any Plan Year preceding the Plan Year in which such amendment, suspension or termination is approved by the Company.

Section 14.2 Procedure for Amendment, Suspension or Termination. Any amendment, suspension or termination of the Plan pursuant to Section 14.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.

Section 14.3 Effect of Termination. If the Plan shall be terminated by the Company as to all Employers, Before-Tax Contributions and Employer Contributions shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to all Members pursuant to Section 8.3 as if each Member’s employment with the Controlled Group had terminated; provided, however, that Before-Tax Contributions may only be distributed upon termination of the Plan if the Company (and any related employer, as defined in Treas. Reg. section 1.401(k)-6) does not establish or maintain another defined contribution plan (other than an employee stock ownership plan as defined in sections 4975(e)(7) or 409(a) of the Code, a simplified employee pension plan under section 408(k) of the Code, a SIMPLE IRA under section 408(p) of the Code or a plan or program described in sections 403(b), 457(b) or 457(f) of the Code).

Section 14.4 Prohibition on Decreasing Accrued Benefits. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

ARTICLE XV - MISCELLANEOUS

Section 15.1 Spendthrift Provisions. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or in equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code.

Section 15.2 No Enlargement of Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person in respect of commencement, continuation, suspension, resumption or termination of employment nor shall it interfere with or in any other way affect the rights of an Employer to terminate or suspend employment and to treat any Employee or other person without regard to the effect which such treatment might have upon him as a Member.

Section 15.3 Notices, Reports and Statements. (1) All notices, reports and statements given, made, delivered or transmitted to a Member shall be deemed duly given, made, delivered or transmitted when mailed with postage prepaid and addressed to the Member at the address last appearing on the books of the Committee. A Member may change his address from time to time by written notice in the form prescribed by the Committee.

(2) Written directions, instructions, notices and other communications from Members to the Employers or the Committee shall be mailed by first class mail or delivered to

The Gorman-Rupp Company

305 Bowman Street

P.O. Box 1217

Mansfield, Ohio 44901

Attention: 401(k) Plan Committee

or to such other address as may be communicated in writing by the Company. Any such direction, instruction, notice or other communication shall be deemed to have been given when actually received at such location.

Section 15.4 Action by Company. Whenever the Company is authorized to act under the Plan, such action shall be taken, unless otherwise provided in the Plan or in a resolution of the Board of Directors of the Company, by written instrument executed by (a) the President or a Vice President of the Company and (b) the Secretary, Treasurer, an Assistant Treasurer or an Assistant Secretary of the Company. To the extent permitted by applicable law, the Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.

Section 15.5 Merger or Transfer of Assets. There shall be no merger or consolidation of this Plan with, or transfer of assets or liabilities of such Plan to, any other plan unless each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

Section 15.6 Acquisitions. In the event an Employer acquires all or a part of another business organization (whether by merger, purchase of assets or otherwise), the Committee shall determine the terms and conditions under which, and the extent, if any, to which, remuneration paid by such business organization and its predecessors, subsidiaries and affiliates shall be recognized as Credited Compensation for purposes of the Plan, but no action shall be taken pursuant to this Section which would discriminate in favor of shareholders, officers or highly compensated employees of such business organization as compared with other employees of such business organization.

Section 15.7 Severability Provision. If any provision of the Plan or Trust Agreement or the application of such provision to any person or circumstances shall be held invalid, the remainder of the Plan and Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 15.8 Military Service. Effective as of December 12, 1994, notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. “Qualified military service” means any service in the uniformed services (as defined in Chapter 43 of title 38 of the United States Code) by an individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

Section 15.9 Recovery of Overpayments. In the event of an erroneous payment or payment amount in excess of the Plan’s obligation, the Plan may reduce future benefits by the amount of the error or may recover the excess directly from the person to or for whom the payment was made. This right of recovery does not limit the Plan’s right to recover an erroneous payment in any other manner.

ARTICLE XVI - TOP-HEAVY PLAN REQUIREMENTS

Section 16.1 Definitions. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

(1) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

(2) Compensation: An Employee’s compensation as defined in Section 5.5(3).

(3) Defined Benefit Plan: A qualified plan as defined in section 414(j) of the Code.

(4) Defined Contribution Plan: A qualified plan as defined in section 414(i) of the Code.

(5) Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.

(6) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

(7) Key Employee: An Employee or former Employee who, at any time during the current Plan Year, was (a) an officer of a Controlled Group member (limited to no more than 50 Employees or, if lesser, the greater of 3 or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) of a Controlled Group member, or (c) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) of a Controlled Group member having an annual Compensation of more than $150,000. For purposes of this Subsection, the term “Compensation” has the meaning given such term by section 415(c)(3) of the Code. The term “Key Employee” shall also include such Employee’s Beneficiary in the event of his death. The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

(8) Non-Key Employee: An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

(9) Permissive Aggregation Group: The group of qualified plans of the Employer consisting of:

(a) the plans in the Required Aggregation Group; plus

(b) one (1) or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

(10) Required Aggregation Group: The group of qualified plans of the Employer consisting of:

(a) each plan in which a Key Employee participates; plus

(b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code.

If the group includes two or more Defined Benefit Plans, the same actuarial assumptions shall be used with respect to all such Plans and shall be specified in such Plans.

(11) Top-Heavy Account Balance: A Member’s (including a Member who has received a total distribution from this Plan) or a Beneficiary’s aggregate balance standing to his Account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code); provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death, or disability in which case this Section 16.1(11) shall be applied by substituting a 5-year period for the 1-year period and; provided, further, that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.

(12) Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans. Proportional subsidies shall be ignored in determining the top-heavy status of a Defined Benefit Plan, but non-proportional subsidies shall be considered when making such determination.

(13) Top-Heavy Plan: See Section 16.2.

Section 16.2 Determination of Top-Heavy Status. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:

(a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

(b) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

(2) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

(3) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.

Section 16.3 Minimum Contribution Requirement. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year:

(a) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year shall be entitled to receive an allocation of such Contribution which is at least equal to three percent (3%) of his Compensation for such Plan Year.

(b) The percentage minimum contribution requirement set forth in paragraph (a) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Employer Contributions allocated to such Key Employee in that Plan Year by such Key Employee’s Compensation for such Plan Year.

(c) The percentage minimum contribution requirement set forth in paragraph (a) above may also be reduced or eliminated in accordance with Section 16.4(2).

(d) For the purpose of paragraph (b) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.

(e) For the purpose of this Section, the term “Employer Contributions” shall include Before-Tax Contributions and Employer Matching Contributions made for an Employee; provided, however, that Employer Matching Contributions that are taken into account in satisfying the percentage minimum contribution requirement set forth in paragraph (a) of this Section shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

Section 16.4 Coordination With Other Plans. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

(2) In the event that another Defined Contribution Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 16.3 and, the minimum contribution required for a Non-Key Employee in this Plan under Section 16.3 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution is made in whole or in part in respect of such other plan(s).

(3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.

*        *        *         *        *

DATED as of January 1, 2010, but actually executed at Mansfield, Ohio, on December 31, 2010.

THE GORMAN-RUPP COMPANY

By	/s/ JEFFREY S. GORMAN
PRESIDENT AND CEO

And	/s/ WAYNE L. KNABEL
CHIEF FINANCIAL OFFICER

AMENDMENT NO. 1 TO

THE GORMAN-RUPP COMPANY 401(K) PLAN

(As Amended and Restated as of January 1, 2010)

The Gorman-Rupp Company hereby adopts this Amendment No. 1 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of January 1, 2010) (the “Plan”), effective as of July 1, 2013, unless otherwise provided herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

Section 2.3 Contributing Membership. (1) Any Eligible Employee who was a Contributing Member on January 2, 2006 shall continue to be a Contributing Member on January 3, 2006, unless he has elected to suspend his Before-Tax Contributions pursuant to Section 3.4. An Employee who first became an Eligible Employee prior to January 3, 2006 may become a Contributing Member by entering into a Salary Reduction Agreement in accordance with procedures established by the Committee. An Employee who first becomes an Eligible Employee (or again becomes an Eligible Employee after ceasing to be an Eligible Employee) on or after January 3, 2006 shall be deemed to become a Contributing Member pursuant to an Automatic Salary Reduction Election in accordance with Subsection (2) of this Section, unless such Eligible Employee affirmatively elects pursuant to a Salary Reduction Agreement, filed within the period specified in the notice described in Subsection (2) of this Section and in accordance with procedures established by the Committee, to have Before-Tax Contributions contributed to the Trust on his behalf, or otherwise elects, within such specified period and in accordance with procedures established by the Committee, not to have Before-Tax Contributions contributed to the Trust on his behalf. An Eligible Employee’s Salary Reduction Agreement shall include (a) his authorization to his Employer to withhold from, or reduce, each payment of Credited Compensation made to him after the date his Salary Reduction Agreement is effective by the amount designated in such Agreement and to have his Employer pay the same amount to the Trust as Before-Tax Contributions, and (b) his direction that the Before-Tax Contributions made for him be invested in any one or more of the Investment Funds, as provided in Section 6.4.

(2) The effective date of any Automatic Salary Reduction Election deemed to have been made pursuant to Subsection (1) of this Section shall be the first payroll date that is as soon as administratively practicable after the date on which the Employee becomes (or again becomes) an Eligible Employee and after the expiration of the period specified in the notice provided by the Committee (or its delegate), as described in the following sentence. At least 30 days (but not more than 90 days), before the effective date of any Automatic Salary Reduction Election, the Committee (or its delegate) shall provide each Employee who is an Eligible Employee (whose Employment Commencement Date or Reemployment Commencement Date is on or after January 3, 2006) notice of his deemed enrollment pursuant to an Automatic Salary Reduction Election, which notification shall include the following: (a) his rights and obligations under such deemed enrollment, (b) his right to reject such deemed enrollment and enter into a Salary Reduction Agreement or to elect not to have Before-Tax Contributions made on his behalf, and (c) the Investment Fund or Funds in which his Before-

Tax Contributions will be invested in the absence of any investment election (which Investment Fund(s) shall qualify as a “qualified default investment alternative” within the meaning of Department of Labor regulations). Such a notice regarding deemed enrollment pursuant to an Automatic Salary Reduction Election shall also be provided at least 30 but not more than 90 days before the beginning of each Plan Year to all Eligible Employees who have become a Contributing Member pursuant to an Automatic Salary Reduction Election. Notwithstanding any provision of this Article to the contrary, an Automatic Salary Reduction Election shall not become effective for any Eligible Employee who, within the specified notice period and in accordance with the procedures established by the Administrative Committee, enters into a Salary Reduction Agreement or makes an election not to have Before-Tax Contributions contributed to the Trust on his behalf.”

II.

The next to the last sentence of Section 6.4(l) of the Plan is hereby amended in its entirety to read as follows:

“In the absence of an effective investment election by a Member, all Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member shall be invested in the Investment Fund or Funds designated by the Committee for such purpose (which Investment Fund(s) shall qualify as a “qualified default investment alternative” within the meaning of Department of Labor Regulations).”

III.

Section 6.6(1) of the Plan is hereby amended in its entirety to read as follows:

“(1) Subject to the provisions of this Section and to the loan policy adopted by the Company, a Member who is an Employee or a “party in interest” within the meaning of section 3(14) of the Act may apply, in a manner prescribed by the Committee, for a loan from his Account (excluding his Employer Age and Service Contributions Sub-Account). If the Committee determines that the Member is entitled to a loan in accordance with the following provisions of this Section and the loan policy adopted by the Company, the Committee shall direct the Trustee to make a loan to the Member from his Account (excluding his Employer Age and Service Contributions Sub-Account). Each loan shall be charged against the Member’s Sub-Accounts (excluding his Employer Age and Service Contributions Sub-Account) in the order established by the Committee.”

IV.

Section 6.6(5)(d)(v) of the Plan is hereby amended in its entirety to read as follows:

“(v) such other terms and conditions as the Company shall determine, as described in the Plan’s loan policy, including provision that:

(A) with respect to a Member who is an Employee, the loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period;

(B) the loan shall be prepayable in whole or in part at any time without penalty; and

(C) the loan shall be in default and become immediately due and payable on the first to occur of the default events set forth in the Plan’s loan policy.”

V.

The second sentence of Section 6.6(6) of the Plan is hereby amended by deleting all of the language preceding the colon and substituting therefor the following:

“Any amount of principal or interest due and unpaid on the loan at the time of any default (as provided in the Plan’s loan policy) on the loan shall be deemed to be distributed to the Member at the time of default and shall be satisfied by deduction from the Member’s Loan Account, as follows”

VI.

Article VIII of the Plan is hereby amended by inserting a new Section at the end thereof to read as follows:

Section 8.15 Lost Participants. In the event that the Plan Administrator is unable to locate a Participant or Beneficiary entitled to a distribution hereunder after making reasonable efforts to do so and after a reasonable period of time has elapsed without the Participant or Beneficiary filing a claim for benefits, such Participant’s or Beneficiary’s Account balance shall be forfeited. Notwithstanding the foregoing, in the event that any missing person who had his Account balance forfeited under this Section should subsequently make a claim for such benefits before final distributions are made from the Trust Fund following termination of the Plan, then the forfeited Account balance (unadjusted by any gains or losses to the Trust since the time of the forfeiture) shall be reinstated as soon as administratively feasible after the missing person makes a claim therefor.”

EXECUTED this 22nd day of August, 2013.

THE GORMAN-RUPP COMPANY

By:	/s/ JEFFREY S. GORMAN

Name: Jeffrey S. Gorman
Title: Chief Executive Officer and President

And:	/s/ WAYNE L. KNABEL

Name: Wayne L. Knabel
Title: Chief Financial Officer

AMENDMENT NO. 2 TO

THE GORMAN-RUPP COMPANY 401(K) PLAN

(As Amended and Restated as of January 1, 2010)

The Gorman-Rupp Company hereby adopts this Amendment No. 2 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of January 1, 2010) (the “Plan”), effective as of October 1, 2015, unless otherwise provided herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

Section 1.1(22) of the Plan is hereby amended by deleting the phrase “Restricted Employer Matching Contributions,” where it appears therein.

II.

Section 1.1(50) of the Plan is hereby deleted in its entirety without renumbering the Subsections that follow.

III.

Section 4.1(1) of the Plan is hereby amended by deleting the following phrase where it appears therein:

“, in the form of cash or Gorman-Rupp Stock as determined by the Employer in its discretion,”

IV.

Section 5.1(3) of the Plan is hereby amended in its entirety to read as follows:

“(3) In the event that a portion of a Member’s Before Tax Contributions are distributed to him pursuant to Subsection (2) of this Section, Employer Matching Contributions made with respect to such Before Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Employer Matching Contributions required to be made under the Plan.”

V.

Section 5.2(5) of the Plan is hereby amended in its entirety to read as follows:

“(5) In the event all or a portion of a Member’s Before Tax Contributions are distributed to him pursuant to Subsection (4) of this Section, Employer Matching Contributions made with respect to such Before Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce future Employer Matching Contributions required to be made under the Plan.”

VI.

Section 5.3(3) of the Plan is hereby amended in its entirety to read as follows:

“(3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess aggregate contributions (plus any income and minus any loss allocable thereto through the end of the Plan Year in which such excess aggregate contributions were made, determined in accordance with Section 7.1) shall be forfeited (if forfeitable) and applied to reduce subsequent Employer Matching Contributions required under the Plan or (if not forfeitable) shall be distributed to the highly compensated Eligible Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such highly compensated Eligible Employee in order of the dollar amount of Employer Matching Contributions made with respect to highly compensated Eligible Employees beginning with the highly compensated Eligible Employee with the highest dollar amount of Employer

Matching Contributions. For the purposes of this Subsection (3), the term “excess aggregate contributions” shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Employer Matching Contributions actually paid to the Trust by or on behalf of highly compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Employer Matching Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by hypothetically reducing Employer Matching Contributions made by or on behalf of highly compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages.”

VII.

Section 6.2 of the Plan is hereby amended in its entirety to read as follows:

“Section 6.2 Account; Sub-Account. The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member’s (a) Before Tax Contributions, (b) Employer Profit Sharing Contributions, (c) Employer Matching Contributions, (d) Flo-Pak Plan Employee Contributions, (e) Flo-Pak Plan Employer Contributions, (f) Rollover Contributions and (g) Employer Age and Service Contributions. The Trustee shall also maintain separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Sections 7.1 and 7.2) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.”

VIII.

Section 6.4 of the Plan is hereby amended in its entirety to read as follows:

“Section 6.4 Investment of Contributions. (1) Each Member shall, in accordance with procedures established by the Committee, direct that all Before Tax Contributions, Rollover Contributions, Employer Matching Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 1% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before Tax Contributions, Rollover Contributions, Employer Matching Contributions and Employer Age and Service Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before Tax Contributions, Rollover Contributions, Employer Matching Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member shall be invested in the Investment Fund or Funds designated by the Committee for such purpose (which Investment Fund(s) shall qualify as a “qualified default investment alternative” within the meaning of Department of Labor Regulations).

(2) A Member may, in accordance with procedures established by the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions, Rollover Contributions, Employer Matching Contributions and Employer Age and Service Contributions made for him. In addition, but subject to Subsection (3) of this Section, a Member may, as of any Valuation Date, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account which has been invested in an Investment Fund, based on the value of such Account on the immediately preceding Valuation Date, to any other Investment Fund specified by him.

(3) The provisions of this Subsection (3) shall apply notwithstanding the foregoing or any other provisions of the Plan to the contrary. A Member may not elect to transfer, pursuant to Subsection (2) of this Section, all or a part of the portion of his Account which has been invested in an Investment Fund to the Gorman-Rupp Stock Fund if the value of the portion of the Member’s Account that is invested in the Gorman-Rupp Stock Fund (determined as of the Valuation Date immediately preceding the Valuation Date on which the transfer would be effective) exceeds 20% of the value of the Member’s entire Account as of such Valuation Date. If as of the last Valuation Date of any calendar quarter, the value of the portion of any Member’s Account that is invested in the Gorman-Rupp Stock Fund exceeds 20% of the value of his entire Account on such Valuation Date, the investments in the Member’s Account shall automatically be rebalanced (by transferring the amount held in the Gorman-Rupp Stock Fund that is in excess of 20% to the other Investment Funds in which the Member’s Account is invested on a pro rata basis, or if the Member’s Account is not invested in any other Investment Funds, to the default investment Funds or Funds designated by the Committee pursuant to Subsection (1) of this Section) in accordance with procedures established by the Committee so that as of the beginning of the immediately following Valuation Date the value of the portion of the Member’s Account that is invested in the Gorman-Rupp Stock Fund does not exceed 20% of the value of the Member’s entire Account on such Valuation Date. However, the preceding sentence shall not apply to the Account of any Member where the value on September 30, 2015 of the portion of the Member’s Account that is invested in the Gorman-Rupp Stock Fund exceeds 20% of the value on September 30, 2015 of his entire Account, provided that such Member may not elect, pursuant to Subsection (2) of this Section, to transfer any portion of his Account to the Gorman-Rupp Stock Fund, until the value of the portion of his Account that is invested in the Gorman-Rupp Stock Fund is less than 20% of the value of his entire Account.”

IX.

The address set forth in Section 15.3(2) of the Plan is hereby amended in its entirety to read as follows:

“The Gorman-Rupp Company

600 S. Airport Road

Mansfield, Ohio 44903”

EXECUTED this 11th day of September, 2015.

THE GORMAN-RUPP COMPANY

By:	/s/ RONALD D. PITTENGER

Name: Ronald D. Pittenger
Title: V.P. Assistant Treasurer, Assistant Secretary

And:	/s/ WAYNE L. KNABEL

Name: Wayne L. Knabel
Title: Chief Financial Officer